UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2022 (July 29, 2022)

SMART FOR LIFE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41290	81-5360128
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

990 Biscayne Blvd., Suite 503, Miami, FL	33132
(Address of principal executive offices)	(Zip Code)

(786) 749-1221
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SMFL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Closing of Ceautamed Acquisition

As previously disclosed, on March 14, 2022, Smart for Life, Inc. (the “Company”) entered into a securities purchase agreement with Ceautamed Worldwide, LLC (“Ceautamed”) and RMB Industries, Inc., RTB Childrens Trust and D&D Hayes, LLC (the “Sellers”), pursuant to which the Company agreed to acquire all of the issued and outstanding membership interests of Ceautamed, a vitamin and supplement company, from the Sellers (the “Acquisition”).

On July 29, 2022, the parties entered into a first amendment to securities purchase agreement to amend certain terms of the securities purchase agreement. On the same date, closing of the Acquisition was completed.

Pursuant to the terms of the securities purchase agreement, as amended (the “Securities Purchase Agreement”), the Company acquired Ceautamed for an aggregate purchase price of $8,600,000, subject to adjustments as described below. The purchase price consists of (i) $3,000,000 in cash, of which $1,000,000 was previously paid by the Company and $2,000,000 was paid at closing, (ii) secured subordinated convertible promissory notes in the aggregate principal amount of $2,150,000 (the “Buyer Notes I”); (iii) secured subordinated promissory notes in the aggregate principal amount of $2,150,000 (the “Buyer Notes II”) and (iv) secured subordinated promissory notes in the aggregate principal amount of $1,300,000 (the “Buyer Notes III” and together with the Buyer Notes I and Buyer Notes II, the “Buyer Notes”).

The purchase price is subject to a post-closing working capital adjustment provision. Within ninety (90) days after the closing, the Company is required to deliver to the Sellers an unaudited balance sheet of Ceautamed and its subsidiaries as of the closing date and its calculation of the closing working capital (as defined in the Purchase Agreement). If such closing working capital exceeds a minimum working capital equal to the average monthly working capital of Ceautamed for the twelve-month period ended December 31, 2021 by more than $150,000, then the Company must promptly (and, in any event, within five (5) business days) pay to the Sellers an amount that is equal to such excess. If such minimum working capital exceeds the closing working capital, then the Sellers must promptly (and, in any event, within five (5) business days) pay to the Company an amount that is equal to the deficiency. Such adjustments shall be paid as follows: (i) fifty percent (50%) shall be paid in cash, (ii) twenty-five percent (25%) shall be paid through an increase or reduction in the principal amount of the Buyer Notes I and (iii) twenty-five percent (25%) shall be paid through an increase or reduction in the principal amount of the Buyer Notes II.

The Buyer Notes I shall bear interest at the rate of five percent (5%) per annum with all principal and accrued interest being due and payable in one lump sum on July 29, 2025; provided that upon an event of default (as defined in the Buyer Notes I), such interest rate shall increase to ten percent (10%). The Buyer Notes I are convertible at the option of the holder into the Company’s common stock at a conversion price of $6.25; provided that the holder may not elect to convert a portion of the outstanding principal in an amount less than the lesser of $200,000 or the remaining outstanding principal. The Buyer Notes I contain customary “piggyback” registration rights with respect to the common stock issuable upon conversion of the Buyer Notes I.

The Buyer Notes II shall bear interest at the rate of five percent (5%) per annum and mature on July 29, 2025; provided that upon an event of default (as defined in the Buyer Notes II), such interest rate shall increase to ten percent (10%). The outstanding principal and all accrued interest shall be amortized on a five-year straight-line basis and payable quarterly in accordance with the amortization schedule set forth on Exhibit A to the Buyer Notes II. The Company may redeem all or any portion of the Buyer Notes II at any time without premium or penalty.

The Buyer Notes III shall bear interest at the rate of five percent (5%) per annum with all principal and accrued interest being due and payable in one lump sum ninety (90) days from the date of the Buyer Notes III; provided that upon an event of default (as defined in the Buyer Notes III), such interest rate shall increase to ten percent (10%). The Company may redeem all or any portion of the Buyer Notes III at any time without premium or penalty.

The Buyer Notes contain customary covenants and events of default for loans of this type, including upon any default under the senior indebtedness (as defined below). In the event of a change of control (as defined in the Buyer Notes) with respect to the Company or any Guarantor (as defined below), all obligations of the Company under the Buyer Notes shall become immediately due and payable. The Buyer Notes are guaranteed by Ceautamed and its subsidiaries Wellness Watchers Global, LLC and Greens First Female, LLC and are secured by a security interest in all of the assets of such guarantors. The Buyer Notes are subordinated in right of payment to the prior payment in full of all senior indebtedness. For purposes of the Buyer Notes, “senior indebtedness” means all senior secured indebtedness of the Company, whether outstanding or thereafter created, to banks, insurance companies, other financial institutions, private equity funds, hedge funds or other similar funds, and the Note (as defined below); provided that any seller notes or other seller financing in connection with any acquisitions by the Company shall not constitute senior indebtedness.

Note Purchase Agreement

On July 29, 2022, the Company entered into a note purchase agreement (the “Note Purchase Agreement”) with an accredited investor, pursuant to which the Company issued to such investor an original issue discount subordinated note in the principal amount of $2,272,727.27 (the “Note”). The Note contains an original issue discount of 12%, or $272,727.27, resulting in a purchase price of $2,000,000.

The Note shall bear interest at the rate of sixteen percent (16%) per annum and matures on July 29, 2027. The outstanding principal and all accrued interest shall be amortized on a 60-month straight-line basis and payable in accordance with the amortization schedule set forth on Exhibit A to the Note. The Company may prepay the principal and all accrued and unpaid interest on the Note without penalty, in whole or in part; provided however, in no event before January 15, 2023, unless with the explicit prior written approval of the holder.

The Note Purchase Agreement and the Note contain customary representations and warranties and events of default for a loan of this type. The Note is guaranteed by the Company’s subsidiaries Bonne Sante Natural Manufacturing, Inc., Doctors Scientific Organica, LLC, Nexus Offers, Inc., GSP Nutrition, Inc., and Ceautamed and is secured by a security interest in all of the assets of the Company and such guarantors. For purposes of the Note, “senior indebtedness” means all indebtedness of the Company, whether outstanding on the date of execution of the Note or thereafter created, to Diamond Creek Capital, LLC, pursuant to that certain loan agreement dated, as of July 1, 2021, with Diamond Creek Capital, LLC.

Debenture Purchase Agreement

On July 29, 2022, the Company entered into a debenture purchase agreement (the “Debenture Purchase Agreement”) with eight investors, pursuant to which the Company issued to such investors original issue discount subordinated debentures in the aggregate principal amount of $735,294 (the “Debentures”). The Debentures contain an original issue discount of 15%, or an aggregate original issue discount of $110,294, resulting in a total purchase price of $625,000.

The Debentures bear interest at a rate of 17.5% per annum. The outstanding principal amount and all accrued interest is due and payable on the earlier of (i) the completion of the Company’s next equity financing, (ii) July 29, 2024 or (iii) within 30 days after election of repayment from the holder so long as the election is after the 6-month anniversary of the Debenture. For purposes hereof, “next equity financing” means a bona fide transaction or series of transactions with the principal purpose of raising capital in which the Company receives gross proceeds in excess of $20 million. The Company may also voluntarily prepay the Debentures in whole or in part without premium or penalty.

The Purchase Agreement and the Debentures contain customary representations and warranties and events of default for a loan of this type. The Debentures are unsecured and are subordinated in right of payment to the prior payment in full of all senior indebtedness and are pari passu in right of payment to any other unsecured indebtedness incurred by the Company in favor of any third party. For purposes of the Debentures, “senior indebtedness” means all indebtedness of the Company to banks, insurance companies and other financial institutions or funds, unless in the instrument creating or evidencing such indebtedness it is provided that such indebtedness is not senior in right of payment to the Debentures or otherwise indicates that it is pari passu with other unsecured indebtedness of the Company.

The foregoing summary of the terms and conditions of the Securities Purchase Agreement, the Buyer Notes, the Note Purchase Agreement, the Note, the Debenture Purchase Agreement and Debentures does not purport to be complete and is qualified in its entirety by reference to the full text of those documents attached hereto as Exhibit 10.1-10.16, which are incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth under Item 1.01 is incorporated by reference into this Item 2.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 regarding the issuance of the Buyer Notes I is incorporated by reference into this Item 3.02. The issuance of these securities is being made in reliance upon an exemption from the registration requirements of Section 5 of the Securities Act of 1933, as amended.

Item 8.01 Other Events.

On August 4, 2022, the Company issued a press release announcing the closing of the Acquisition. A copy of the press release is furnished as Exhibit 99.1 to this report.

The information furnished with this Item 8.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired

The financial statements of Ceautamed will be filed by an amendment to this Form 8-K within 71 calendar days of the date hereof.

(b) Pro forma financial information

Pro forma financial information will also be filed by an amendment to this Form 8-K within 71 calendar days of the date hereof.

(d) Exhibits

Exhibit No.	Description of Exhibit
10.1	Securities Purchase Agreement, dated March 14, 2022, among Smart for Life, Inc., Ceautamed Worldwide, LLC, RMB Industries, Inc., RTB Childrens Trust and D&D Hayes, LLC (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on March 16, 2022)
10.2	First Amendment to Securities Purchase Agreement, dated July 29, 2022, among Smart for Life, Inc., Ceautamed Worldwide, LLC, RMB Industries, Inc., RTB Childrens Trust and D&D Hayes, LLC
10.3	Secured Subordinated Convertible Promissory Note issued by Smart for Life, Inc. to RMB Industries, Inc. on July 29, 2022
10.4	Secured Subordinated Convertible Promissory Note issued by Smart for Life, Inc. to RTB Childrens Trust on July 29, 2022
10.5	Secured Subordinated Convertible Promissory Note issued by Smart for Life, Inc. to D&D Hayes, LLC on July 29, 2022
10.6	Secured Subordinated Promissory Note issued by Smart for Life, Inc. to RMB Industries, Inc. on July 29, 2022
10.7	Secured Subordinated Promissory Note issued by Smart for Life, Inc. to RTB Childrens Trust on July 29, 2022
10.8	Secured Subordinated Promissory Note issued by Smart for Life, Inc. to D&D Hayes, LLC on July 29, 2022
10.9	Secured Subordinated Promissory Note issued by Smart for Life, Inc. to RMB Industries, Inc. on July 29, 2022
10.10	Secured Subordinated Promissory Note issued by Smart for Life, Inc. to D&D Hayes, LLC on July 29, 2022
10.11	Secured Subordinated Promissory Note issued by Smart for Life, Inc. to Bactolac Pharmaceuticals, Inc. on July 29, 2022
10.12	Secured Subordinated Promissory Note issued by Smart for Life, Inc. to Stuart Benson on July 29, 2022
10.13	Note Purchase Agreement, dated July 29, 2022, between Smart for Life, Inc. and Joseph X. Xiras
10.14	Original Issue Discount Secured Subordinated Note issued by Smart for Life, Inc. to Joseph X. Xiras on July 29, 2022
10.15	Form of Debenture Purchase Agreement
10.16	Form of Debenture
99.1	Press Release issued on August 4, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 4, 2022	SMART FOR LIFE, INC.

/s/ Darren C. Minton
Name: Darren C. Minton
Title: Chief Executive Officer

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